Exhibit 99.1

News Release
For Immediate Release: September 1, 2020
H&R Block Announces Fiscal 2021 First Quarter Results
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results1 for the fiscal 2021 first quarter ended July 31, 2020.

•	Strong finish to the tax season resulted in total U.S. tax filing growth of 3.3%[2].

•	Fiscal first quarter financial results improved significantly compared to the prior year due to the extension of the most recent tax season to July 15; revenues increased 300% to $601 million.

•
Pretax earnings of $124 million compared to a pretax loss of $207 million in the prior year. GAAP earnings per share from continuing operations[3] (EPS) improved to $0.48 compared to a loss of $(0.72), while non-GAAP adjusted EPS[4] improved to $0.55 compared to a loss of $(0.66).

•
Following the fiscal first quarter, the company completed the issuance of $650 million aggregate principal amount of 3.875% notes due August 2030 and intends to use the proceeds to repay existing senior notes at maturity in October 2020.

•	The company entered into a long-term agreement with MetaBank, N.A. (“Meta”) in August to act as the facilitator of the Company’s suite of financial services products.
"As evidenced by our strong finish to the tax season, we demonstrated innovation, agility, and resilience in navigating historic disruption and remained focused on helping our clients,” said Jeff Jones, H&R Block’s president and chief executive officer. “Serving more clients this year than last is a testament to the strength of our brand and our ability to serve people in any way they prefer.”
Fiscal 2021 First Quarter Results From Continuing Operations

(in millions, except EPS)	Q1 FY2021	Q1 FY2020
Revenue	$601	$150
Pretax Income (Loss)	$124	$(207)
Net Income (Loss)	$94	$(146)
Weighted-Avg. Shares - Diluted	194.1	202.0
EPS[3]	$0.48	$(0.72)
Adjusted EPS[3,4]	$0.55	$(0.66)
EBITDA[4]	$196	$(147)

"Our results in the first quarter were strong, resulting in a positive start to the fiscal year," said Tony Bowen, H&R Block's chief financial officer. "We’re in a solid financial position and are continuing the work of driving efficiencies in our business to fund our growth initiatives."

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 Tax return growth represents the period May 1, 2019 through July 17, 2020 compared to the period May 1, 2018 through July 17, 2019. For further details, see press release issued July 28, 2020.
3 All per share amounts are based on fully diluted shares at the end of the corresponding period.
4 The company reports non-GAAP financial measures of performance, including adjusted earnings per share (EPS), earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, and free cash flow, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Key Financial Metrics

•
Total revenues increased $451 million, or 300%, to $601 million due to the extension of the U.S. tax season which resulted in higher revenue in both the Assisted and DIY business, as well as increased international tax preparation fees due to the extension of the Canadian tax season.

•
Total operating expenses increased $103 million, or 30%, to $448 million primarily due to variable compensation and other expenses on the increase in revenue, as well as planned increases in marketing related to the extension of the tax season. These increases were partially offset by decreases in other expenses.

•
The resulting pretax income of $124 million compared to a pretax loss of $207 million in the prior year. GAAP EPS from continuing operations increased to $0.48 compared to a loss of $(0.72), while non-GAAP EPS improved $0.55 compared to a loss of $(0.66).

Capital Structure
The company was also pleased to announce the following recent developments related to its capital structure:

•
As previously announced, a quarterly cash dividend of $0.26 per share is payable on October 1, 2020 to shareholders of record as of September 11, 2020. H&R Block has paid quarterly dividends consecutively since the company went public in 1962.

•
The company ended the fiscal first quarter with $2.6 billion of cash, including $2.0 billion from its line of credit, which remains fully drawn. The company intends to pay down the full balance of the line of credit this month, using available cash. Future draws on the line of credit are anticipated to fund seasonal cash flow needs, consistent with prior practice.

•
The company recently completed the issuance $650 million aggregate principal amount of 3.875% notes due August 2030 and intends to use the proceeds to repay existing senior notes at maturity in October 2020.

MetaBank, N.A. Agreement
The company recently announced that it entered into a program management agreement with Meta, under which Meta will act as the bank provider of H&R Block-branded financial products, including Emerald Advance, Emerald Card, Emerald Savings, Refund Advance, and Refund Transfer through the company’s retail and digital channels.
Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.
Conference Call
Discussion of the fiscal 2021 first quarter results, tax season 2020 results, outlook, and a general business update will occur during the company’s previously announced fiscal first quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on September 1, 2020. To access the call, please dial the number below approximately 5 minutes prior to the scheduled starting time:

U.S./Canada (866) 987-6821 or International (630) 652-5951
Conference ID: 2117669
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at https://investors.hrblock.com. The presentation will be posted on the Quarterly Results page at https://investors.hrblock.com following the conclusion of the call.
A replay of the call will be available beginning at 7:30 p.m. Eastern time on September 1, 2020 and continuing for seven days by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 2117669. The webcast will be available for replay beginning on September 2, 2020 and continuing for 90 days at https://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation, financial services and small business solutions. The company is disrupting the tax industry by providing consumers price transparency and with digital platforms such as Tax Pro GoSM. H&R Block believes the best solutions blend digital capabilities with human expertise and care. For more information visit hrblock.com/news and follow @HRBlockNews.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They also include the expected impact of the coronavirus (COVID-19) pandemic, including, without limitation, the impact on economic and financial markets, the Company’s capital resources and financial condition, the expected use of proceeds under the Company’s revolving credit facility, future expenditures, potential regulatory actions, such as extensions of tax filing deadlines or other related relief, changes in consumer behaviors and modifications to the Company’s operations related thereto. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Angela Davied, (816) 854-5798, angela.davied@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS	(unaudited, in 000s - except per share amounts)
	Three months ended July 31,
	2020	2019

REVENUES:
Service revenues	$550,951	$132,159
Royalty, product and other revenues	50,079	18,203
	601,030	150,362
OPERATING EXPENSES:
Costs of revenues	315,036	229,392
Selling, general and administrative	133,038	116,136
Total operating expenses	448,074	345,528

Other income (expense), net	3,211	9,123
Interest expense on borrowings	(32,125)	(21,071)
Income (loss) from continuing operations before income taxes (benefit)	124,042	(207,114)
Income taxes (benefit)	30,486	(61,390)
Net income (loss) from continuing operations	93,556	(145,724)
Net loss from discontinued operations	(2,297)	(4,523)
NET INCOME (LOSS)	$91,259	$(150,247)

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.48	$(0.72)
Discontinued operations	(0.01)	(0.02)
Consolidated	$0.47	$(0.74)

WEIGHTED AVERAGE DILUTED SHARES	194,067	202,037

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	July 31, 2020	July 31, 2019	April 30, 2020

ASSETS
Cash and cash equivalents	$2,598,570	$607,668	$2,661,914
Cash and cash equivalents - restricted	208,015	157,786	211,106
Receivables, net	97,222	76,128	133,197
Prepaid expenses and other current assets	93,538	105,123	80,519
Total current assets	2,997,345	946,705	3,086,736
Property and equipment, net	168,830	199,679	184,367
Operating lease right of use asset	492,195	486,147	494,788
Intangible assets, net	400,025	419,391	414,976
Goodwill	724,288	821,278	712,138
Deferred tax assets and income taxes receivable	153,274	142,416	151,195
Other noncurrent assets	61,479	94,384	67,847
Total assets	$4,997,436	$3,110,000	$5,112,047
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$128,690	$122,156	$203,103
Accrued salaries, wages and payroll taxes	69,346	48,166	116,375
Accrued income taxes and reserves for uncertain tax positions	156,557	182,928	209,816
Current portion of long-term debt	—	—	649,384
Operating lease liabilities	209,556	186,355	195,537
Deferred revenue and other current liabilities	201,809	193,364	201,401
Total current liabilities	765,958	732,969	1,575,616
Long-term debt and line of credit borrowings	3,495,918	1,493,289	2,845,873
Deferred tax liabilities and reserves for uncertain tax positions	185,687	199,714	182,441
Operating lease liabilities	297,518	292,818	312,566
Deferred revenue and other noncurrent liabilities	117,078	100,406	124,510
Total liabilities	4,862,159	2,819,196	5,041,006
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,282	2,367	2,282
Additional paid-in capital	772,782	759,449	775,387
Accumulated other comprehensive loss	(34,037)	(22,736)	(51,576)
Retained earnings	82,933	250,740	42,965
Less treasury shares, at cost	(688,683)	(699,016)	(698,017)
Total stockholders' equity	135,277	290,804	71,041
Total liabilities and stockholders' equity	$4,997,436	$3,110,000	$5,112,047

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Three months ended July 31,	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$91,259	$(150,247)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	39,508	38,605
Provision	2,809	552
Deferred taxes	(1,368)	6,825
Stock-based compensation	7,597	6,674
Changes in assets and liabilities, net of acquisitions:
Receivables	26,052	60,519
Prepaid expenses, other current and noncurrent assets	(8,460)	(9,917)
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(123,011)	(284,643)
Deferred revenue, other current and noncurrent liabilities	(7,136)	(45,769)
Income tax receivables, accrued income taxes and income tax reserves	(46,964)	(99,929)
Other, net	(786)	(6,499)
Net cash used in operating activities	(20,500)	(483,829)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,311)	(15,181)
Payments made for business acquisitions, net of cash acquired	(13)	(394,411)
Franchise loans funded	(128)	(2,806)
Payments from franchisees	14,150	2,647
Other, net	(1,318)	50,944
Net cash provided by (used in) investing activities	4,380	(358,807)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(50,044)	(52,512)
Repurchase of common stock, including shares surrendered	(2,913)	(36,456)
Proceeds from exercise of stock options	1,147	1,206
Other, net	(4,910)	(12,431)
Net cash used in financing activities	(56,720)	(100,193)

Effects of exchange rate changes on cash	6,405	556

Net decrease in cash and cash equivalents, including restricted balances	(66,435)	(942,273)
Cash, cash equivalents and restricted cash, beginning of period	2,873,020	1,707,727
Cash, cash equivalents and restricted cash, end of period	$2,806,585	$765,454

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$79,138	$36,138
Interest paid on borrowings	26,457	15,519
Accrued purchase of common stock	—	16,801
Accrued additions to property and equipment	1,716	127
New operating right of use assets and related lease liabilities	52,171	157,216

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended July 31,
	2020	2019
REVENUES:
U.S. assisted tax preparation	$337,728	$32,992
U.S. royalties	35,949	6,859
U.S. DIY tax preparation	67,595	3,410
International	67,818	40,581
Refund Transfers	10,553	1,509
Emerald Card®	17,055	13,855
Peace of Mind® Extended Service Plan	31,995	32,837
Tax Identity Shield®	9,367	4,522
Interest and fee income on Emerald AdvanceTM	663	554
Wave	12,067	3,625
Other	10,240	9,618
Total revenues	601,030	150,362
Compensation and benefits:
Field wages	118,542	53,803
Other wages	60,694	53,837
Benefits and other compensation	33,798	26,474
	213,034	134,114
Occupancy	99,300	92,152
Marketing and advertising	18,811	6,779
Depreciation and amortization	39,508	38,605
Bad debt	1,856	(968)
Other	75,565	74,846
Total operating expenses	448,074	345,528

Other income (expense), net	3,211	9,123
Interest expense on borrowings	(32,125)	(21,071)
Pretax income (loss)	124,042	(207,114)
Income taxes (benefit)	30,486	(61,390)
Net income (loss) from continuing operations	93,556	(145,724)
Net loss from discontinued operations	(2,297)	(4,523)
NET INCOME (LOSS)	$91,259	$(150,247)

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.48	$(0.72)
Discontinued operations	(0.01)	(0.02)
Consolidated	$0.47	$(0.74)

Weighted average diluted shares	194,067	202,037

EBITDA from continuing operations (1)	$195,675	$(147,438)

(1) See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

(in 000s)
	Three months ended July 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2020	2019

Net income (loss) - as reported	$91,259	$(150,247)
Discontinued operations, net	2,297	4,523
Net income (loss) from continuing operations - as reported	93,556	(145,724)
Add back:
Income taxes (benefit) of continuing operations	30,486	(61,390)
Interest expense of continuing operations	32,125	21,071
Depreciation and amortization of continuing operations	39,508	38,605
	102,119	(1,714)
EBITDA from continuing operations	$195,675	$(147,438)

(in 000s, except per share amounts)
	Three months ended July 31,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2020	2019

Net income (loss) from continuing operations - as reported	$93,556	$(145,724)

Adjustments:
Amortization of intangibles related to acquisitions (pretax)	18,577	16,239
Tax effect of adjustments (1)	(4,400)	(4,162)
Adjusted net income (loss) from continuing operations	$107,733	$(133,647)

Diluted earnings (loss) per share - as reported	$0.48	$(0.72)
Adjustments, net of tax	0.07	0.06
Adjusted earnings (loss) per share	$0.55	$(0.66)

(1)    Tax effect of adjustments is the difference between the tax provision calculated on a GAAP basis and on an adjusted non-GAAP basis.
NON-GAAP FINANCIAL INFORMATION
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business.
We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We believe removing the impacts of amortization of acquired intangibles and goodwill impairments provides a more meaningful indicator of performance and will assist in understanding our financial results.
We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, EBITDA margin from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.